Exhibit 4.5

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

Sears Holdings Corporation

and the Guarantors party hereto,

Sears Holdings Corporation Investment Committee

on behalf of the Sears Holdings Pension Plan

and

Sears Holdings Pension Trust

Dated as of October 12, 2010

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 12, 2010, by and among Sears Holdings Corporation, a Delaware corporation (the “Company”), the Guarantors party hereto (collectively, the “Guarantors”), the Sears Holdings Corporation Investment Committee on behalf of the Sears Holdings Pension Plan (“Committee”) and the Sears Holdings Pension Trust (the “Trust”), which serves as the primary funding medium for the Sears Holdings Pension Plan (collectively referred to herein as the “Plan”), who has agreed to purchase the Company’s 6 5/8% Senior Secured Notes due 2018 (the “Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated September 30, 2010 (the “Purchase Agreement”), among the Company, the Guarantors, the Directed Trustee on behalf of the Trust (including any successor trustee), and the Committee. In order to induce the Plan to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest Payment Date: With respect to the Securities, each Interest Payment Date.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The U.S. Securities and Exchange Commission.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such holders.

Exchange Securities: The 6 5/8% Senior Secured Second Lien Notes due 2018, of the same series under the Indenture as the Notes and the Guarantees attached thereto, to be issued to holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

FINRA: The Financial Industry Regulatory Authority, Inc.

Indenture: The Indenture, dated as of October 12, 2010, by and among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Notes: As defined in the preamble hereto.

Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Securities.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registration Default: As defined in Section 4 hereof.

Registration Statement: A shelf registration statement of the Company relating to the registration for resale of Transfer Restricted Securities pursuant to Rule 415 under the Securities Act, which is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Shelf Effectiveness Deadline: As defined in Section 3(a) hereof.

Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement and (b) the date on which such Security is distributed to the public pursuant to Rule 144 of the Securities Act.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities held by the Plan.

SECTION 3. Shelf Registration.

(a) Shelf Registration. The Company and the Guarantors shall use their commercially reasonable efforts to cause to be filed a Registration Statement and cause such Registration Statement to be declared effective by the Commission (or deemed automatically effective) on or prior to the earliest to occur of (1) the Consummation of the Exchange Offer, (2) the date on which the Securities, if held by a non-affiliate of the Company, would be freely tradable pursuant to Rule 144 of the Securities Act, and (3) in the event the Exchange Offer is not consummated, the 365th day after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (such date being the “Shelf Effectiveness Deadline”), which Registration Statement shall provide for resales of all Transfer Restricted Securities held by the Plan.

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 5(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Plan, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until all the Securities covered by such Registration Statement have been sold pursuant to such Registration Statement; provided, however, that notwithstanding the foregoing or any provision in Sections 5(b) or 5(c) hereof if the filing of any such supplement or amendment would (A) require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the board of directors of the Company (1) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading and (2) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, or (B) would in the good faith and judgment of the board of directors of the Company be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may upon giving notice to the underwriter(s), if any, and the Plan delay the filing of any such supplement or amendment for a period of up to 60 days in any three month period, not to exceed 90 days in any calendar year.

(b) Provision by the Plan of Certain Information in Connection with the Registration Statement. The Committee on behalf of the Plan shall furnish to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Registration Statement or Prospectus or preliminary Prospectus included therein or amendment or supplement thereto. The Committee on behalf of the Plan agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Committee on behalf of the Plan not materially misleading.

SECTION 4. Additional Interest. If (i) the Registration Statement is required by this Agreement but has not been declared effective by the Commission (or deemed automatically effective) on or prior to the Shelf Effectiveness Deadline, (ii) the Exchange Offer has not been Consummated within 365 days after the Closing Date or (iii) the Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of the subsequent 90-day period, but in no event shall such increases in the aggregate exceed 0.50% per annum. Following the earlier of (x) the cure of all Registration Defaults relating to any particular Transfer Restricted Securities and (y) the date that is two years after the Closing Date, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

Notwithstanding the foregoing, (i) the amount of additional interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) if the Plan has not elected to include information or has not timely delivered such information to the Company pursuant to Section 3(b) hereof, the Plan shall not be entitled to additional interest with respect to a Registration Default that pertains to the Registration Statement.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

The Company shall deliver notice to the Trustee as promptly as practicable after a Registration Default occurs specifying the nature of the Registration Default and the date such Additional Interest will begin to accrue. The Company shall also deliver a notice to the Trustee as promptly as practicable after a Registration Default has been cured specifying the date such Additional Interest shall cease to accrue.

SECTION 5. Registration Procedures.

(a) Registration Statement. In connection with the filing of a Registration Statement pursuant to Section 3 hereof, each of the Company and the Guarantors shall comply with all the provisions of Section 5(b) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as is commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(b) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, each of the Company and the Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective for the period set forth in Section 3 hereof and provide all required financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 hereof);

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the period set forth in Section 3 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and the Plan promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) furnish without charge to the Plan and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (other than any documents that will be incorporated by reference in such Registration Statement or Prospectus), which documents will be subject to the review and comment of the Plan and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any such amendment or supplement to any such Registration Statement or Prospectus to which the Plan or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of the Plan or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) make the Company’s and the Guarantors’ representatives available to the Plan for customary due diligence matters, subject to customary confidentiality agreements;

(vi) make available, subject to customary confidentiality agreements, at reasonable times for inspection by the Plan, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Plan or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information, in each case as shall be reasonably necessary to enable the Plan or any such underwriter, attorney or accountant to exercise any applicable responsibilities in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii) if requested by the Plan or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such appropriate information as the Plan and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with Standard & Poor’s and Moody’s, if so requested by the Plan or the underwriter(s), if any;

(ix) furnish to the Plan and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference), unless, in each case, publicly available;

(x) deliver to the Plan and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by the Plan and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) in connection with an Underwritten Offering pursuant to a Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities. In furtherance of the foregoing, each of the Company and the Guarantors shall:

(A) furnish to the Plan and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Registration Statement:

(1) certificates, dated the date of effectiveness of the Registration Statement, as the case may be, signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Company, confirming customary matters;

(2) opinions of counsel relating to matters customarily covered in opinions requested in underwritten offerings; and

(3) a comfort letter from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 5(b)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 5(b)(xi), if any.

If at any time after a Registration Statement has been filed, the representations and warranties of the Company and the Guarantors contemplated in Section 5(b)(xi)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Plan and the underwriter(s), if any, and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the Plan, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the Plan or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) shall issue, upon the request of the Plan and only in connection with any valid sale of Securities by the Plan pursuant to such Registration Statement (and provided that the Plan delivers such certificates or opinions reasonably requested by the Company in connection with such sale), Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Securities being sold by the Plan; such Exchange Securities to be registered in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by the Plan shall be surrendered to the Company for cancellation;

(xiv) subject to the terms of the Indenture, cooperate with the Plan and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates or book-entry receipts, as applicable, representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities, or book-entry receipts, as applicable, to be in such denominations and registered in such names as the Plan or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by the Plan or underwriter(s);

(xv) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Plan or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 5(b)(xii) hereof;

(xvi) if any fact or event contemplated by Section 5(b)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with one or more global notes for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 of the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Plan to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xxi) if not publicly available, provide promptly to the Plan upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

The Plan agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof or any notice described in the proviso to the second paragraph of Section 3(a) hereof, the Plan will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until the Plan’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, the Plan will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Plan’s possession, of the

Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(iii)(D) hereof or any notice described in the proviso to the second paragraph of Section 3(a) hereof to and including the date when the Plan shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 4 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 4 hereof.

SECTION 6. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by the Plan with the FINRA); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and; solely under the circumstances described in Section 6(b) hereof, the Plan; (v) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement, the Company and the Guarantors, jointly and severally, will reimburse the Plan for the reasonable fees and disbursements of its legal counsel.

SECTION 7. Indemnification.

(a) The Company and the Guarantors, jointly and severally, agree, subject to the provisions set forth in this Section 7, to indemnify and hold harmless the Plan and its employees, trustees, fiduciaries, affiliates, agents and representatives (the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Party), joint or several, to the extent based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by or arise out of an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to the Plan furnished in writing to the Company by or on behalf of the Plan expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Parties with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Party shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement to the extent it is not prejudiced (through the forfeiture of substantive rights and defenses) as a result of such failure. In connection with any such action or proceeding, the Company will be entitled to participate in and, to the extent that it shall elect, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others entitled to indemnification pursuant to this Section 7 that the Company may designate in such action or proceeding and shall pay the fees and expenses of such counsel related to such action or proceeding, as incurred. In any such action or proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the named parties in any such proceeding include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided that the Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Parties, which firm shall be designated by the Indemnified Parties. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding only if effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Party from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Party that is or could have been a party, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder, unless such settlement, compromise, consent or termination includes an unconditional release of each such Indemnified Party from all liability arising out of such action, claim, litigation or proceeding.

(b) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party under Section 7(a) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then the Company and the Guarantors, in lieu of indemnifying such Indemnified

Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Indemnified Parties, on the other hand, from the sale of the Securities to the Plan pursuant to the Purchase Agreement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from such sale), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Indemnified Parties , on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Parties on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Plan, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and the Plan agree that it would not be just and equitable if contribution pursuant to this Section 7(b) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Rule 144A. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act, the Company hereby agrees with the Plan, for so long as any Transfer Restricted Securities remain outstanding, to make available to the Plan in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from the Plan, the information required by Rule 144A(d)(4) under the Securities Act if required to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act, unless such Transfer Restricted Securities are eligible to be sold under Rule 144 under the Securities Act.

SECTION 9. Participation in Underwritten Registrations. The Plan may not participate in any Underwritten Registration hereunder unless the Plan (a) agrees to sell the Plan’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 10. Selection of Underwriters. If requested by the Plan, the Plan may sell Transfer Restricted Securities held by the Plan in one Underwritten Offering. The investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Plan; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company. In no event shall the Company be required to reimburse the Plan for any underwriting commissions or discounts.

SECTION 11. Miscellaneous.

(a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the provisions hereof. The rights granted to the Plan hereunder do not in any way conflict with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Plan.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to the Trust:

Senior Vice President

The Northern Trust Company

50 South LaSalle Street

Chicago, Illinois 60603

Telecopier No.: (312) 630-6062

Attention: Philip W. Ollman

(ii) if to the Committee:

Sears Holdings Corporation Investment Committee

3333 Beverly Road

Hoffman Estates, Illinois 60179

Telecopier No.: (847) 747-1662

Attention: Carol Hines Wacaser, Secretary to the Committee

(iii) if to the Company:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Telecopier No.: (847) 286-1699

Attention: Treasurer

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of the Plan unless and to the extent such successor or assign acquired Transfer Restricted Securities from the Plan; provided, further, that, with respect to any such assignee that is not an affiliate of the Company, the provisions of that certain Registration Rights Agreement, dated October 12, 2010, by and among the Company, the Guarantors and Banc of America Securities LLC shall apply to such assignee as if such assignee were a “Holder” as defined thereunder and the provisions of this Agreement shall not apply.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SEARS HOLDINGS CORPORATION

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Senior Vice President, Controller and Chief Accounting Officer

KMART CORPORATION
KMART HOLDING CORPORATION KMART MANAGEMENT CORPORATION SEARS HOLDINGS MANAGEMENT CORPORATION
SEARS, ROEBUCK AND CO., as Guarantors

By:	/s/ William K. Phelan _
Name: William K. Phelan
Title: Senior Vice President and Controller

CALIFORNIA BUILDER APPLIANCES, INC.
FLORIDA BUILDER APPLIANCES, INC. KLC, INC. KMART OF MICHIGAN, INC.
LANDS’ END DIRECT MERCHANTS, INC. LANDS’ END, INC. PRIVATE BRANDS, LTD.
SEARS BRANDS MANAGEMENT CORPORATION SEARS HOME IMPROVEMENT PRODUCTS, INC. SEARS OUTLET STORES, L.L.C.
SEARS PROTECTION COMPANY SEARS ROEBUCK ACCEPTANCE CORP. SEARS, ROEBUCK DE PUERTO RICO, INC.
SOE, INC. STARWEST, LLC, as Guarantors

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Vice President

KMART.COM LLC, as Guarantor

By:	Bluelight.com, Inc., its Member

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Vice President

KMART OF WASHINGTON LLC KMART STORES OF ILLINOIS LLC KMART STORES OF TEXAS LLC
MYGOFER LLC, as Guarantors

By: Kmart Corporation, its Member

By:	/s/ William K. Phelan
Name: William K. Phelan Title: Senior Vice President and Controller

SEARS PROTECTION COMPANY (FLORIDA), L.L.C., as Guarantor

By: Sears Protection Company, its Member

By:	/s/ William K. Phelan
Name: William K. Phelan Title: Vice President

A&E HOME DELIVERY, LLC A&E LAWN & GARDEN, LLC
A&E SIGNATURE SERVICE, LLC SEARS AUTHORIZED HOMETOWN STORES, LLC SEARS HOME APPLIANCE SHOWROOMS, LLC, as Guarantors

By: Sears, Roebuck and Co., its Member

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Senior Vice President and Controller

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

SEARS HOLDINGS PENSION TRUST

by Northern Trust Company, solely in its capacity as the Plan’s trustee

By:	/s/ Philip W. Ollman
Name: Philip W. Ollman
Title: Senior Vice President

SEARS HOLDINGS CORPORATION INVESTMENT COMMITTEE

By:	/s/ J. David Works, Jr.
Name: J. David Works, Jr.
Title: Member